INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Florida Center for Cosmetic Surgery, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheets of Florida Center for Cosmetic Surgery, Inc. as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the two years ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Florida Center for Cosmetic Surgery, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the two years ended December 31, 1999, in conformity with generally accepted accounting principles.




Durland & Company, CPAs, P.A.

Palm Beach, Florida
October 20, 2000

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Consolidated Balance Sheets


                                     Assets
                                     ------

                                                                 September 30,  December 31,
                                                                     2000          1999
                                                                 ------------   ------------
                                                                 (unaudited)

Current assets:
  Cash and equivalents                                           $   550,604    $    12,703
  Accounts receivable (net of allowance of $13,709 and $13,460        40,380         41,125
     at September 30 and December 31, respectively)
  Employee loan                                                        2,649          1,475
  Inventory                                                           30,782         23,385
  Other current assets                                                46,308         10,444
                                                                 ------------   ------------
         Total current assets                                        670,723         89,132
                                                                 ------------   ------------
Property and equipment:
  Furniture, fixtures and equipment                                  130,570        130,570
  Leasehold improvements                                              19,449         19,449
     Less: Accumulated depreciation and amortization                 (66,911)       (55,962)
                                                                 ------------   ------------
         Total property and equipment                                 83,108         94,057
                                                                 ------------   ------------
Other assets
  Goodwill, net                                                       83,333              -
  Non-compete agreement, net                                         275,000              -
                                                                 ------------   ------------
         Total other assets                                          358,333              -
                                                                 ------------   ------------
Total Assets                                                     $ 1,112,164    $   183,189
                                                                 ============   ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:
  Accounts payable                                               $   130,518    $   127,927
  Other current liabilities                                          260,000              -
  Accrued officers bonus                                             650,000              -
                                                                 ------------   ------------
         Total current liabilities                                 1,040,518        127,927
                                                                 ------------   ------------
Stockholders' equity:
  Common stock, $1.00 par value, 1,000 shares authorized,              1,000          1,000
     issued and outstanding
  Additional paid-in capital in excess of par                         74,000         74,000
  Retained deficit                                                    (3,354)       (19,738)
                                                                 ------------   ------------
         Total stockholders' equity                                   71,646         55,262
                                                                 ------------   ------------
Total Liabilities and Stockholders' Equity                       $ 1,112,164    $   183,189
                                                                 ============   ============

The accompanying notes are an integral part of these consolidated balance sheets.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Consolidated Statements of Operations


                                                 Nine Months Ended               Year Ended
                                                   September 30,                 December 31,
                                            ---------------------------   ---------------------------
                                                2000           1999          1999            1998
                                            ------------   ------------   ------------   ------------
                                                     (unaudited)
Revenues:
Gross sales                                 $ 6,022,772    $ 4,721,081    $ 6,406,859    $ 6,972,396
Less: Refunds                                  (182,976)      (158,489)      (200,193)      (242,857)
                                            ------------   ------------   ------------   ------------
         Net sales                            5,839,796      4,562,592      6,206,666      6,729,539
Cost of sales                                 2,868,495      2,483,767      3,556,961      3,572,447
                                            ------------   ------------   ------------   ------------
Gross margin                                  2,971,301      2,078,825      2,649,705      3,157,092
                                            ------------   ------------   ------------   ------------
Operating expenses:
  Sales and marketing                         1,168,252      1,013,849      1,411,695      1,642,514
  General and administrative                    719,723        522,999        550,674        677,326
  Amortization and depreciation                  52,616         10,949         14,598         17,607
  Bad debt expense                                  249          6,311          9,356         69,380
  Officers' compensation                        375,001        319,369        449,447        235,075
  Officers' bonus                               650,000        169,166        254,666        490,500
                                            ------------   ------------   ------------   ------------
        Total operating expenses              2,965,841      2,042,643      2,690,436      3,132,402
                                            ------------   ------------   ------------   ------------
Operating income (loss)                           5,460         36,182        (40,731)        24,690
                                            ------------   ------------   ------------   ------------
Other income (expense):
  Interest income                                 5,845          3,771          5,757          9,510
  Interest expense                                    -           (596)          (596)        (1,868)
  Realized gain on sale of short-term
     investments                                  5,079              -              -              -
                                            ------------   ------------   ------------   ------------
         Total other income                      10,924          3,175          5,161          7,642
                                            ------------   ------------   ------------   ------------
Income (loss) before taxes                       16,384         39,357        (35,570)        32,332
Income taxes                                          -          1,686          1,807          8,637
                                            ------------   ------------   ------------   ------------
Net income (loss)                           $    16,384    $    37,671    $   (37,377)   $    23,695
                                            ============   ============   ============   ============
Net income (loss) per common share, basic   $     16.38    $     37.67    $    (37.38)   $     23.70
                                            ============   ============   ============   ============
Weighted average number of common
  shares outstanding                              1,000          1,000          1,000          1,000
                                            ============   ============   ============   ============

The accompanying notes are an integral part of these consolidated balance sheets.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Consolidated Statements of Stockholders' Equity

                                                           Additional  Retained    Total
                                     Number of   Common     Paid-In   Earnings  Stockholders'
                                      Shares      Stock     Capital   (Deficit)   Equity
                                     ---------  ---------  ---------  ---------  ---------
Balance, December 31, 1997              1,000   $  1,000   $ 74,000   $ (6,056)  $ 68,944

  Net income                                -          -          -     23,695     23,695
                                     ---------  ---------  ---------  ---------  ---------

Balance, December 31, 1998              1,000      1,000     74,000     17,639     92,639

  Net loss                                  -          -          -    (37,377)   (37,377)
                                     ---------  ---------  ---------  ---------  ---------

Balance, December 31, 1999              1,000      1,000     74,000    (19,738)    55,262

  Net income (unaudited)                    -          -          -     16,384     16,384
                                     ---------  ---------  ---------  ---------  ---------

Ending balance, September 30, 2000
  (Unaudited)                           1,000   $  1,000   $ 74,000   $ (3,354)  $ 71,646
                                     =========  =========  =========  =========  =========

The accompanying notes are an integral part of these consolidated balance sheets.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Consolidated Statements of Cash Flows


                                               Nine Months Ended            Year Ended
                                                 September 30,              December 31,
                                            -----------------------   -----------------------
                                               2000         1999         1999          1998
                                            ----------   ----------   ----------   ----------
                                                  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                           $  16,384    $  37,671    $ (37,377)   $  23,695
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization                52,616       10,949       14,598       17,607
  Bad debt expense                                249        6,312        9,356       69,380
Changes in operating accounts:
  Accounts receivable                             496      (25,244)     (37,424)     (17,411)
  Inventory                                    (7,397)         978        2,270        6,629
  Other current assets                        (35,864)      (8,343)      (1,653)      12,451
  Accounts payable                              2,591      (33,691)     (12,090)     (79,347)
  Other current liabilities                   260,000            -            -            -
  Accrued officers bonus                      650,000            -            -            -
                                            ----------   ----------   ----------   ----------
Net cash provided (used) by operating
  activities                                  939,075      (11,368)     (62,320)      33,004
                                            ----------   ----------   ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash payments for the purchase of fixed
     assets                                         -            -            -      (13,090)
  Purchase of minority interest in
     consolidated subsidiary                 (100,000)           -            -            -
  Execution of non-compete agreement         (300,000)           -            -            -
  Employee loan advances                       (3,170)      (8,975)      (8,975)      (1,025)
  Employee loan repayments                      1,996            -        8,525            -
                                            ----------   ----------   ----------   ----------
Net cash used by investing activities        (401,174)      (8,975)        (450)     (14,115)
                                            ----------   ----------   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on capital leases              -       (2,230)      (2,230)     (18,910)
                                            ----------   ----------   ----------   ----------
Net cash used by financing activities               -       (2,230)      (2,230)     (18,910)
                                            ----------   ----------   ----------   ----------
Net increase (decrease) in cash and
  equivalents                                 537,901      (22,573)     (65,000)         (21)
Cash and equivalents, beginning of
  period                                       12,703       77,703       77,703       77,724
                                            ----------   ----------   ----------   ----------
Cash and equivalents, end of period         $ 550,604    $  55,130    $  12,703    $  77,703
                                            ==========   ==========   ==========   ==========
Supplemental disclosure of cash flow
  information:
Payment of interest in cash                 $       0    $     596    $     596    $   1,868
                                            ==========   ==========   ==========   ==========
Payment (refund) of taxes                   $   1,686    $   1,686    $   7,368    $  (3,999)
                                            ==========   ==========   ==========   ==========

The accompanying notes are an integral part of these consolidated balance sheets.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Notes to Consolidated Financial Statements

     (Information with respect to the nine-month periods ended September 30, 2000 and 1999 is unaudited)


(1)  Summary of Significant Accounting Policies
         The Company Florida Center for Cosmetic Surgery, Inc. conducts business from its office and medical center in Fort Lauderdale, Florida. The Company was organized under the laws of the State of Florida on May 11, 1995. On July 19, 1995, The Company acquired the assets and assumed the liabilities from two liquidating Florida corporations under common ownership, Center for Cosmetic Surgery, Inc. and Consultants in Cosmetic Surgery, Inc. In May 2000, the Company and a then affiliated individual formed Cosmetic Surgery Management, Inc. (CSM), a Florida corporation. In July 2000, the Company purchased the minority interest from this affiliate and CSM became a wholly owned subsidiary (see g) and h) below). CSM was formed to manage a joint venture with a Kendall, Florida, plastic surgery practice.

         The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and statements of operations for the years then ended. Actual results may differ from these estimates. Estimates are used when accounting for allowance for bad debts, collectibility of accounts receivable, amounts due to service providers, depreciation, litigation contingencies, among others.

         a) Revenue recognition - The Company provides cosmetic surgery services to individuals. Revenue is recognized for financial statement purposes upon completion of surgical procedures.

         b) Net income (loss) per share, basic - Net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares outstanding during the period. Net income (loss) per share, diluted, is not presented as no potentially dilutive securities are outstanding.

         c) Cash equivalents - The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. At times during any year, there may be a concentration of cash at any one bank or financial institution in excess of insurance limits.

         d) Accounts receivable and allowance for bad debts - Approximately 10% of the annual revenues are sold to factors under recourse agreements in which The Company is obligated to substitute paying for non-payment installment receivables or cash. The accounts receivable transferred are isolated from the transferor and meet the other requirements for sale recognition as required by Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." In addition to the factored receivables, approximately 2% of the annual revenues are retained by The Company as receivables. The Company charges off the non-paying receivables it estimates will not be collectible to allowance for bad debts, refers them to collection agencies, or collects them itself, when it determines that to be feasible. Bad debt expense was $9,356 and $69,380 for the years ended December 31, 1999 and 1998, respectively, and $249 and $6,311 for the nine months ended September 30, 2000 and 1999, respectively.

         e) Inventory - Inventory consists of surgical supplies and drugs which are maintained on a just-in-time basis of approximately two weeks' supply. All inventory items are stated at the lower of cost (first-in, first-out) or market value.

         f) Property and equipment - Property and equipment are recorded at cost. Depreciation and amortization are computed on the straight-line method, based on the estimated useful lives of the assets of generally five or ten years. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense was $14,598 and $17,607 for the years ended December 31, 1999 and 1998, respectively. Depreciation expense was $10,949 and $10,949 for the nine months ended September 30, 2000 and 1999, respectively.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Notes to Consolidated Financial Statements


(1) Summary of Significant Accounting Policies (continued)
         g) Principles of consolidation The consolidated financial statements include the accounts of Cosmetic Surgery Management, Inc., its wholly-owned subsidiary beginning in July 2000 (75% owned from May 2000 to July 2000, see h) below). Inter-company balances and transactions have been eliminated.

         h) Significant acquisition - In July 2000, The Company purchased the minority 25% ownership of Cosmetic Surgery Management, Inc. from the formerly affiliated individual. The Company purchased this minority interest in CSM for $100,000 in cash. The Company recorded $100,000 of goodwill at the time of this acquisition, which it is amortizing over the three-year life of a related non-compete agreement (see below). For the nine months ended September 30, 2000, The Company recorded $16,667 of amortization.

         In July 2000, in connection with the purchase of the minority interest in CSM, the Company entered into an employment agreement buyout and non-compete agreement with this affiliated individual. The July 2000 agreement stipulated total consideration of $300,000 to be paid $20,000 per month beginning August 1, 2000. The non-compete stipulates that the individual cannot compete within fifteen miles of The Company's Ft. Lauderdale, Florida facility for a period of three years. Pursuant to this non-compete agreement, The Company recorded an intangible asset in the amount of $300,000 and is amortizing it over its three-year life. For the nine months ended September 30, 2000, The Company has recorded amortization of $25,000.

         i) Unaudited interim consolidated financial statements - The unaudited interim financial statements have been prepared without audit in accordance with generally accepted accounting principles. Pursuant to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. In our opinion, the condensed interim consolidated financial statements include all adjustments necessary for a fair presentation of financial position and results of operations for the periods presented. The results of operations for the periods presented should not necessarily be considered indicative of operations for the full year.

(2) Income Taxes - The Company historically reported on the cash basis for income tax purposes. Beginning with its tax return for 1999, The Company is required to report on the accrual basis for tax purposes. As a result, all book-tax differences will be eliminated. Historically, the book-tax differences have been de minimus in amount, therefore The Company has never recorded any deferred tax asset or liability. It has been the policy of The Company to pay out in cash bonuses to its key employees virtually all of its earnings. The Company's statutory and effective Federal income tax rates were 0% and 15% for the years ended December 31, 1999 and 1998, respectively. The Company's statutory and effective state income tax rates were 0% and 5.5% for the years ended December 31, 1999 and 1998, respectively.

(3) Office Lease - In the July 19, 1995 assumption of liabilities, The Company assumed payments on a five-year lease on its office space, which was originally dated January 1, 1995 ending July 31, 1999. The Company renewed this lease for a three-year term ending July 31, 2002. The current rental is $6,348 per month plus $3,175 per month contribution to operating expenses. The lease also calls for payment of a share of real estate taxes amounting to $6,857 for 1999, and the owner of the building holds an advance rental deposit of $2,640. Minimum lease payments during the next three years are $76,176, 76,176 and 44,436 plus the share of common area maintenance to be calculated (with a base of $38,100, 38,100 and 22,225), plus sales tax and the pro rata unit share of real estate taxes. The lease has a CPI increase clause.

FLORIDA CENTER FOR COSMETIC SURGERY, INC.


Notes to Consolidated Financial Statements


(4) Stockholders' Equity - The Company has authorized 1,000 shares of $1.00 per value common stock with 1,000 shares issued and outstanding. These shares are owned by officers and employees of The Company. The shares were sold for $75,000 in cash. There are no other securities of The Company issued or outstanding.

(5) Officers' Bonus - Historically, The Company accrues the officers' performance-based bonus, and pays them in cash at the end of the year. As of September 30, 2000, $650,000 has been accrued for payment to officers of The Company.

(6) Contingencies - In the normal course of business, Florida Center for Cosmetic Surgery, Inc. is subject to proceedings, lawsuits and other claims. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at December 31, 1999 and 1998 cannot be ascertained.

         A number of lawsuits have been brought against The Company since its inception. All lawsuits are being defended and have been filed in local jurisdictions. There are suits which involve medical malpractice which are filed against the physician and assert a relationship between the physician and Florida Center for Cosmetic Surgery, Inc. While these matters could affect the operating results of any year when resolved in future periods and while there can be no assurance with respect thereto, management believes that after final disposition, any monetary liability or financial impact to Florida Center for Cosmetic Surgery, Inc. would not be material to the annual financial statements.

(7) Subsequent Events - On December 18, 2000, The Company was sold by its stockholders to The Plastic Surgery Company, (PSC), of Santa Barbara, California. The sale price totaled $7,000,000, which was paid as follows: $900,000 in cash; $4,100,000 in secured promissory notes; $1,000,000 in unsecured notes and 406,075 shares of PSC common stock, the number of which was determined by dividing $1,000,000 by the average closing price per share of PSC common stock for the five trading days immediately preceding December 18, 2000. The secured notes bear interest at 9%. Interest only is payable monthly until December 18, 2001, at which time the principal and accrued interest are due and payable. The unsecured notes bear interest at 9% and are payable in monthly installments over three years, based on a ten-year amortization schedule. PSC is obligated to register the shares issued in connection with this transaction within three months of December 18, 2000.